UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No.  5 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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MD HOLDINGS CORP.
(Exact Name of Small Business Issuer in its Charter)

[         ]
(Commission File Number)

NEVADA
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

135 Carolstowne Road
Reisterstown, Maryland 21136
(410) 526-6155
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
ERIC M. STEIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	168,350	$0.0267	$4,494.95	$0.18

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. As discussed herein, the price of $0.0267 is based on a private offering at $0.40 per share and an adjustment pursuant to the 15 for 1 forward split that the Board of Directors approved on January 30, 2008.  It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED July __, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

 MD HOLDINGS CORP.

168,350 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 168,350 shares of our common stock can be sold by selling security holders at a fixed price of $0.0267 per share until our shares are quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

WE WILL NOT BE RECEIVING ANY OF THE PROCEEDS FROM THE RESALE OF THESE SHARES.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION AND OUR AUDITORS HAVE DETERMINED THAT BASED ON OUR FINANCIAL CONDITION THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE TO OPERATE AS A GOING CONCERN. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  July __, 2008

ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS

About Our Company

MD Holdings Corp. was incorporated in the State of Nevada in December 2006.  On January 15, 2007, we acquired all of the shares of MD Mortgage Corporation pursuant to the terms of a Stock Purchase Agreement and Share Exchange dated January 15, 2007 (the “Share Exchange”).  Pursuant to the Agreement, MD Mortgage Corporation became our only wholly-owned subsidiary.  MD Mortgage Corporation was incorporated in the State of Maryland in July 1999 and commenced doing business in September 1999.  Marshall Davis was the sole director and executive officer of MD Mortgage Corporation prior to the Share Exchange and is currently the sole director and executive officer of both MD Mortgage Corporation and MD Holdings Corp.  Currently, Marshall Davis owns 90.50% of the common stock of MD Holdings Corp, which he acquired pursuant to the terms of the Share Exchange whereby he agreed to transfer all his shares in MD Mortgage Corporation to MD Holdings Corp. and MD Mortgage Corporation became MD Holdings Corp’s wholly owned subsidiary.  The terms of the Share Exchange were not the result of arms length negotiations due to the fact that Marshall Davis controlled both entities at the time the Share Exchange took place.  There was no cash paid for the Share Exchange and the sole assets being exchanged were equity of each company.  The terms and amount of shares exchanged was arbitrarily determined by Marshall Davis.  MD Holdings Corp. was set up to be the parent company of MD Mortgage Corporation and, therefore, it did not have any operations prior to the Share Exchange.  Pursuant to the terms of the Share Exchange, there was no aggregate purchase price paid for MD Mortgage; it was a share exchange whereby MD Holdings issued Marshall Davis 90.50% of its common stock in exchange for 100% of the common stock of MD Mortgage Corporation.   The purpose of completing the Share Exchange was to reincorporate the Company under the laws of the State of Nevada. All references made to the Company or MD Holdings Corp. shall also include MD Mortgage Corporation.

There was no aggregate purchase price paid for MD Mortgage. Marshall Davis controlled both entities and he exchanged his shares in MD Mortgage for shares in MD Holdings.  Effectively, the Share Exchange reincorporated MD Mortgage under the laws of the State of Nevada.

The business is currently located in Reisterstown, Maryland.  It is a licensed mortgage broker in the state of Maryland. We presently maintain our principal offices at 135 Carolstowne Road, Reisterstown, Maryland 21136.  Our telephone number is (410) 526-6155.  Our entire business consists of the mortgage brokerage efforts of a single person, Marshall Davis who is our founder, sole employee, sole director, sole executive officer and the holder of over 90% of our outstanding shares of common stock.  Mr. Davis does not work for any other company and he does not have any other source of income other than from this business.The office space that we use is a home office in the townhouse of Mr. Davis.

MD Holdings Corp is a mortgage broker. Recent weakness within the real estate market, including the secondary residential mortgage loan markets, has adversely affected the company resulting in its poor financial condition. Our “poor financial condition” has been the basis and significance for our auditors including a going concern opinion in the financials.  Additionally, the “poor financial condition” is a result of revenues of $1,921 for the most recent quarter ended March 31, 2008, a net loss of $60,000 despite cuts in expenses and our assets of only $5,000 and liabilities of over $26,000.  The effects of ongoing mortgage market challenges, combined with the ongoing correction in residential real estate market prices and reduced levels of home sales, could adversely affect mortgage loan originations. Declining real estate prices and higher interest rates have caused higher delinquencies and losses on certain mortgage loans, particularly second lien mortgages and home equity lines of credit and especially those that have been sourced from brokers such as MD Holdings. Even when the real estate market in Maryland was strong, we had a history of low revenue and losses at our wholly owned subsidiary.  For instance, in 2006, we suffered from losses and only had revenue of less than $110,000 and, in 2007, when the real estate market in Maryland was still strong we suffered losses and only had revenue of less than $30,000.  Our auditors have determined that based on our financial condition there is a substantial doubt as to whether we can continue to operate as a going concern. Given the going concern opinion, our current financial condition, our foreseeable expenses, including the cots of this offering which we estimate to be $25,000, we will need to raise additional funds in the next twelve months to continue to operate as a “going concern.” There is no guarantee that we will be able to raise additional funds and if we are unsuccessful in raising the funds, we may be forced to close our business operations.

Our auditors have determined that based on our financial condition there is substantial doubt as to whether we can continue to operate as a going concern.  This concern includes but is not limited to the Company’s lack of operating capital, stockholders deficiency, accumulated deficits, negative cash flow from operations, and little or no assets. In addition, it is due in large part to the recent upheaval in the mortgage market. We have experienced a significant slowdown in the number of homes being purchased which lead to a slowdown of mortgage applications and ultimately a decrease in our revenues. As of March 31, 2008, the Company has a working capital and stockholders deficiency of $21,324, an accumulated deficit from inception of $ 510,239 and negative cash flows from operations of $14,235 during the quarter ended March 31, 2008. This raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

These conditions have resulted in increased losses and decreased assets for our business, especially in 2007, and we have seen a decline in our mortgage originations. Continued declines in real estate values, home sales volumes and financial stress on borrowers as a result of job losses, interest rate resets on adjustable rate mortgage loans or other factors could have further adverse effects on borrowers that result in higher delinquencies and greater charge-offs in future periods, which would adversely affect financial condition or results of operations. These trends could continue and additional capital will be needed to continue to operate over the next twelve months in the mortgage brokerage business. Marshall Davis has been our sole employee, officer and director since inception and to date we currently employ one full time employee.

Thereby we are entirely dependent on Mr. Davis to generate revenue and identify additional financing sources to provide the funds necessary to operate for the next twelve months.  We anticipate our expenses for the next twelve months to be $30,000, which includes the costs of fulfilling our obligations as a public company.  This amount does not include the costs of this offering.  We anticipate that we will require $25,000 of additional capital for administrative expenses, including legal, accounting and service fees payable in connection with the filing of this registration statement and complying with reporting obligations. At this time Mr. Davis has not identified any sources of additional financing and upon developing a trading market for the company’s common stock he intends to seek additional sources of financing thru licensed broker dealers within the capital markets.  There is no guarantee that we will be able to raise additional funds and if we are unsuccessful in raising the funds, we may be forced to close our business operations.

We may not be able to obtain financing through the capital markets because a trading market may not develop in the foreseeable future given our “going concern” opinion, our lack of business, the low response to our recent private placement, the crisis in the mortgage and housing industries and the slump in the securities markets.  If we are unsuccessful in raising the funds necessary, we may be forced to close our business operations.

We have no written agreement with Mr. Marshall Davis to legally insure that he will provide the funding for our operations.  Although we have no commitments for capital, other than verbal assurances from Mr. Davis, we may raise additional funds through public offerings of equity, securities convertible into equity or debt, and private offerings of securities or debt. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

We have experienced a significant slowdown in the number of mortgage applications and ultimately a decrease in our revenues. Over the past year we have experienced a decline in our revenues which has led our auditors to determine that we are considered a “going concern”. This concern is due in large part to the recent upheaval in the mortgage market. The decline in revenues is due, in major part, to the slowdown in the sub-prime market. Most sub-prime lending institutions have shut down and the ones that are still open have discontinued or adjusted many of their programs. Therefore the clients that used to have lesser credit or lower income, can no longer qualify for a loan. Approximately 40% of our business was sub-prime loans which has contributed to our decline in revenues. Prime or conforming loans have also become more difficult to get approved since the tightening of mortgage lending and this made up for the remaining 60% of our business. The slowdown stems from financial hardships for consumers and financial institutions, resulting in credit becoming less available in the subprime mortgage market as investors in subprime mortgage-backed securities look more carefully at subprime loans and lenders have tightened underwriting standards. A combination of increased rates and decreased products has caused our revenue to decline for several local brokers. Prior to the slowdown of the real estate market in Maryland, our business similarly suffered from losses and low revenues.  Our losses were the result of Marshall Davis, our sole officer and director and more than 90% shareholder, drawing a larger salary for the previous years.  Marshall Davis was paid a salary based on the loans he closed. He was paid a larger salary for 2005 which resulted in losses to the Company. In 2006 and 2007, less revenue was generated and a much less salary was taken from the business. Salary was still taken out of the business and therefore again losses were shown. Payroll is a direct hit on the profit and loss statement.  The low revenues prior to the downturn in the real estate market in Maryland were the result of only one person, Marshall Davis, running operation and generating business for the Company.

Additionally, mortgage lenders have made the requirements for obtaining loans more difficult by requiring lower debt ratios, increasing the requirement of cash reserves and being less willing to extend credit. Since guidelines have become stricter, less loans close and, resultantly, our revenues have declined. The recent downturn in the housing market has also contributed to less loan volume. As the housing market declines due to less demand, foreclosures will be more prevalent and property values will decline. This has led to people not being able to qualify for similar programs that they did in the past.

We intend to increase our business in all the states where we are licensed and we plan to continue to form more relationships and alliances with real estate agents, developers, lawyers, accountants, financial planners and other persons who are involved in the home buying process. We believe that we are able to provide personalized service on an expedited basis and convenience and access to the best available market rates and products that we can identify that are currently offered by our lenders for our customers. We cannot guarantee that our service is any more personalized than our competitors or that we expedite the processing of mortgages any faster than any competitor or that our rates are the “best available market rates.” However, as a smaller mortgage broker, we believe that we are able to give our clients more personalized attention than larger mortgage brokers.

We are currently researching expanding our licensure into other parts of the United States, where the demographics indicate that there are a large number of homebuyers. Prior to entering a new state, we will examine the number of home sales in certain areas, the projected growth rate of the area and other factors before committing to expansion. If we expand into a new state, we do not plan on opening physical offices in that state. If we need to have a corporate presence in a certain area, we will lease office space and staff with employees accordingly.  If we decide to expand into a new state, we will have to obtain additional funds either through sale of our common stock or obtaining loans to pay for any expansion given our lack of assets and our other expenses, such as the expense of this offering which we estimate to be $25,000.To date, we have not entered into any such agreements.

We do not have nor are we aware of any plans, agreements, understandings or discussions involving the possible purchase or sale of our company or a significant amount of shares of our company.

Over the next 12 months, we anticipate our expenses will be $30,000, which includes the costs of fulfilling our obligations as a public company.  This amount does not include the costs of this offering.  We anticipate spending an additional $25,000 on administrative expenses, including legal, accounting and service fees payable in connection with the filing of this registration statement and complying with reporting obligations.

MD Mortgage Corporation earns revenues from brokering loans that are received from referrals (past clients, accountants, attorneys, friends, family) and from sources of marketing. In 2006, we had revenues of $109,884, which were made up of $42,734 from sub-prime loans and $67,150 from conventional loans. In 2007, we had revenues of $29,481.50, which were made up of $2,392.50 from sub-prime loans and $27,089 from conventional loans. The significant decline in revenues was due to the overall decline in the market and, specifically, the slowdown in the mortgage market including the increased difficulty for homebuyers to qualify for loans and the decrease in housing prices. There is no guarantee that the market will improve or that we will be able to attract homebuyers who need to a mortgage broker once the market does improve.

Our market area consists of Maryland and Virginia based upon 2007 revenues.  92% of our revenues came from Maryland and 8% came from Virginia.

In 2006, MD Mortgage Corporation closed twenty-four mortgages from which commissions were earned. Seven involved sub-prime mortgages and the other seventeen loans were conventional mortgages. Additionally, twenty-one of the twenty-four loans were first mortgage liens while the other three were second mortgage liens. All twenty-four loans were on single-family owner occupied homes.

In 2007, MD Mortgage Corporation closed ten loans from which commissions were earned. One of them involved a sub-prime mortgage. The other nine loans were conventional. All ten of them were first mortgage liens. All the loans were on single-family owner occupied homes.

In 2006, MD Mortgage Corporation closed twenty-four mortgages from which commissions were received. The commissions ranged from $380 to $9,945. In 2007, MD Mortgage closed ten loans from which commissions were received. The commissions ranged from $1,930 to $4,470.

Terms of the Offering

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.0267 was determined by using the $0.40 per share price that shares were sold to our shareholders in a private placement memorandum and then adjusted to take into account the 15 for 1 forward split which the shareholders and directors approved on January 30, 2008. Mr. Davis, as the sole officer and director and majority shareholder of the Company, arbitrarily determined the $0.40 offering price. This price was arbitrarily determined by Marshall Davis and was not determined by an aggregate value of the company. The aggregate value is difficult to value and the $0.40 purchase price was not based on the aggregate value of the company.

In this private placement memorandum, the Company was issuing 150,000 shares of its common stock for an aggregate proceed as $60,000; and the price per share was $0.40.

All of the shareholders that are not affiliates of the company are offering all of their shares for resale. All of these shares being offered for resale were purchased by non-affiliates in January 2008 pursuant to the offering.

The Company and its controlling shareholders may be deemed to be acting as underwriters in this securities offering.

The Forward Split

The 15 for 1 forward stock split which was approved by the majority shareholders and directors on January 30, 2008 did not change the proportionate equity interests in the Company.

When a company engages in a forward stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase or decrease the market capitalization of the company.  An example of a forward split is the following.  A company has 10,000,000 shares of common stock outstanding. Assume the market price is $1.00 per share. Assume that the company declares a 1 for 2 forward stock split.  After the forward split, that company will have twice as many shares outstanding, or 20,000,000 shares outstanding. Correspondingly, the stock will have a market price of $0.50. If an individual investor owned 10,000 shares of that company before the forward split at $1.00 per share, he will own 20,000 shares at $0.50 after the split. In either case, his stock will be worth $10,000. He is no better off before or after. Except that such company hopes that the higher number of shares will make that company look more attractive to potential investors.

We believe that the forward stock split improved the liquidity of our Common Stock by increasing the number of shares that will be available to resale.  Additionally, the forward split reduced the price making it more attractive for potential investors.  However, the effect of the forward split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the forward split will decrease in proportion to the increase in the number of shares of Common Stock outstanding resulting from the forward split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The forward split affected all of our stockholders uniformly and did not affect any stockholder's percentage ownership interests in the Company or proportionate voting power. The principal effect of the forward split was that the number of shares of Common Stock issued and outstanding was increased from 27,622,890 shares, pre-forward split, to 414,343,350 shares. The number of authorized shares and the par value of Common Stock will not be affected.

The forward split did not affect the par value of our Common Stock. As a result, on the effective date of the forward split, the stated capital on our balance sheet attributable to our Common Stock will be increased to more than the present amount, and the additional paid-in capital account shall be debited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of our Common Stock will be decreased because there will be more shares of our Common Stock outstanding.

The forward split did not change the proportionate equity interests of our stockholders, nor did the respective voting rights and other rights of stockholders get altered, except for possible immaterial changes. The Common Stock issued pursuant to the forward split will remain fully paid and non-assessable.

We believe that the forward split is in the interest of shareholders because the additional non-affiliate shares in the float will provide additional liquidity and the lower share price will attract potential investors.  Additionally, our decision to undertake the 15 for 1 forward stock split was based on our conversations with the market maker who was in the process of preparing a Form 211 application pursuant to SEC Rule 15c2-11.  We were advised that we needed additional non-affiliate shares in the float.  Accordingly, we determined it was in the Company’s best interest to conduct the 15 for 1 forward split.  This decision to undertake the 15 for 1 forward stock split is in the best interest of the shareholders, including the non-affiliate shares in the float”, because each shareholder including the non-affiliate shareholders will get an additional 15 shares for each share they own.  This will increase the number of shares outstanding and could potentially increase liquidity in the stock.  The non-affiliate shareholders will own the same percentage of shares as they did prior to the forward split and they will not suffer any dilution based on the forward split.

The offering price is a fixed price at which the selling security holders may sell their shares at that fixed price for the duration of the offering and until our common stock is quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Recent Upheaval in the Mortgage Market

The recent upheaval in the mortgage market has had a direct effect on our business operations. Over the past year, we have experienced a significant decline in revenue and a larger than expected net loss based on the current mortgage market. This is due to a slowing in the real estate market. The number of homes being sold has been decreasing for the past 12 months and this has led to a decrease in our business. Over these past 12 months, we have not been able to attract the same number of home buyers and/or homeowners hoping to refinance. In addition, increased foreclosures have had an additional effect of driving home prices down further depressing the market and refinancing opportunities. Due to the decrease in the subprime market and the closing of financial institutions, the amount of programs available to our respective clients has also decreased.

MD Mortgage suffered losses before the upheaval in the mortgage market. This was due to larger salaries being paid to Marshall Davis. Before the Share Exchange and the recent upheaval in the mortgage market, Marshall Davis was paid a salary based on the loans he closed. He was paid a larger salary for 2005 which resulted in losses to the Company. In 2006 and 2007, less revenue was generated and a much less salary was taken from the business. Salary was still taken out of the business and therefore again losses were shown. Payroll is a direct hit on the profit and loss statement.

Revenues have been mostly generated in the State of Maryland where the home market has gone down drastically over the last two years. Foreclosures are higher and homes sit on the market longer. Property values have been going down since 2007. People have less equity now and less room to refinance and take out cash to consolidate debt and do home improvements. As a result, the Company’s revenues have decreased.

MD Mortgage has generated most of its revenues in Baltimore County, Maryland. Mortgages have gone down in that county and the declines for new and existing home sales in this county are as follows:

Baltimore County Home Sales
Year	Number of Homes Sold	Percent Increase (Decrease) from Previous Year
2005	11,741	--
2006	10,307	(11.8%)
2007	8,505	(17.5%)

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.  The statement of operations and balance sheet data for the fiscal year ended December 31, 2007 are derived from our audited financial statements and fiscal year ended December 31, 2006 are derived from our audited financial statements and include the history of revenues and profits/losses at our wholly owned subsidiary.  The statements of operations and balance sheet data for the three months ended March 31, 2008 are derived from our financial statements which are unaudited
.
	Three Months ended March 31, 2008 (unaudited)	Year Ended December 31, 2007 (audited)	Year Ended December 31, 2006 (audited)
STATEMENTS OF OPERATIONS

Revenues	$1,921	$29,482	$109,884
Net Loss	$(60,950)	$(23,966)	$(7,697)
Net Loss Per Share	$(0.00)	$(0.00)	$(0.00)

	Three Months ended March 31, 2008 (unaudited)	As Of December 31, 2007 (audited)	As Of December 31, 2006 (audited)
BALANCE SHEET DATA

Cash	$5,415	$3,144	$7,502
Total Assets	$5,415	$3,144	$10,889
Total Liabilities	$26,739	$7,374	$8,978
Stockholders’ Equity (deficiency)	$(21,324)	$(4,230)	$1,911

WHERE YOU CAN FIND US

We presently maintain our principal offices at 135 Carolstowne Road, Reisterstown, Maryland 21136. Our telephone number is (410) 526-6155.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the MD Holdings Corp and not to the selling stockholders.

THE LIKELIHOOD OF OUR ABILITY TO OPERATE MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS THAT WE ENCOUNTER, SUCH AS OUR LACK OF BUSINESS AND LACK OF CAPITAL.

We were incorporated in Nevada in 2006 and our wholly-owned subsidiary was incorporated in Maryland in July 1999. We have no significant assets, and our revenues have been declining. Over the past two years our revenues have dropped by over seventy percent. Our lack of business and lack of capital seriously threaten our ability to operate. Our revenues are minimal and our liabilities already exceed our assets. The likelihood of our ability to continue to operate must be considered in light of the problems, expenses, difficulties, complications and delays that we encounter, such as our lack of business and lack of capital. Our revenues have declined to a point where we cannot satisfy our ongoing debts and liabilities for operating the business or attracting new clients. Becoming a public company may provide us with the ability to raise money and finance our operations until and if our revenues increase. If we are not successful in becoming a publicly reporting company and raising the necessary capital to continue to operate or cannot overcome the difficulties, complications and delays, such as our lack of business and lack of capital, we will no longer be able to operate.

OUR INDEPENDENT AUDITORS HAVE INCLUDED A GOING CONCERN OPINION AND RELATED DISCUSSION IN THE NOTES TO OUR FINANCIAL STATEMENTS THAT EXPRESS SERIOUS DOUBT AS TO WHETHER WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision because we have incurred significant and recurring losses. For the quarter ended March 31, 2008 the Company has a working capital and stockholders deficiency of $21,324, an accumulated deficit from inception of $ 510,239 and negative cash flows from operations of $14,235. This raises substantial doubt about our ability to continue as a going concern. If we are not able to raise additional capital or implement our business plan, we will no longer be able to operate our business.

Until such time we receive additional debt or equity financing, or begin to receive significant revenues from operations, there is a risk that we will continue to be a going concern and if our financial condition continues we will no longer be able to continue to operate our business. We may continue to incur losses and we cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment. If we continue to operate as a going concern we will no longer be able to operate.

WE WILL REQUIRE FINANCING TO CONTINUE OPERATING AND IF WE DO NOT SECURE FINANCING WE WILL CEASE OPERATIONS SINCE WE HAVE CURRENT EXPENSES WHICH WE CANNOT PAY DUE TO OUR LACK OF CAPITAL.

We will need to raise additional funds through public or private debt or sale of equity to continue to operate and if we fail to raise the additional funds we will cease operations because we have current expenses that cannot be paid due to our lack of capital. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements needed to continue operating will be significant and we estimate that our expenses for the next twelve months will be $30,000, not including the costs of this offering which we estimate to be an additional $25,000. Moreover, in addition to monies needed to continue operations over the next twelve months, we will require additional funds in order to expand our operations. Additionally, given our current financial condition, we will need financing to operate as a going concern and if we are unable to secure such financing there is a risk that we will cease operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we will be forced to cease operations since we have current expenses for which we have no capital. Such inability to obtain financing on reasonable terms could force us to close our business and we will no longer be able to operate.

OUR FUTURE SUCCESS IS ENTIRELY DEPENDENT, ON THE PERFORMANCE AND CONTINUED SERVICE OF MARSHALL DAVIS, OUR EXECUTIVE OFFICER AND DIRECTOR AND SOLE EMPLOYEE.

We are presently entirely dependent upon the experience, abilities and continued services of Marshall Davis, our executive officer and director and sole employee. The loss of his services would be detrimental to the business and force us to no longer operate. Without his services we would be forced to close the business.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.40 for the shares of common stock was arbitrarily determined and has since been adjusted to $0.0267 to take into account the 15 for 1 forward split. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE, THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock because it may affect the ability of broker-dealers to sell our common stock which, in all likelihood, would make it more difficult for our shareholders to sell their securities.  Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. These requirements may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

MR. MARSHALL DAVIS BENEFICIALLY OWNS OVER NINETY PERCENT OF THE STOCK OF THE COMPANY WHICH COULD HAVE A MATERIALLY ADVERSE EFFECT ON YOUR RIGHTS AS SHAREHOLDERS, INCLUDING THE INABILITY FOR YOU TO HAVE AN IMPACT ON DECISIONS PUT TO A VOTE OF SHAREHOLDERS.

Mr. Marshall Davis controls 90.5% of the Company’s common stock which could negatively impact your right as a shareholder because he can effectively control all decisions of the Company with his vote.  Typically, any corporate decision that needs to be approved by the shareholders requires a majority of the outstanding shares to vote in favor of the corporate action.  Because Marshall Davis controls more than a majority of the outstanding shares his vote will be able to dictate the actions of the shareholders which could affect your ability to have an impact on any decisions put to a vote of shareholders.

WITH THE RECENT MARKET UPHEAVAL AND THE SLOW-DOWN IN SUBPRIME LOANS OUR BUSINESS HAS BEEN NEGATIVELY AFFECTED BECAUSE OVER TWENTY FIVE PERCENT OF OUR MORTAGE LOANS DURING FISCAL YEAR 2006 WERE SUBPRIME LOANS.

In fiscal year 2006 subprime loans accounted for over twenty five percent of our mortgage loans.  Due to the recent market upheaval and the slow down in lending in subprime loans our business has been negatively affected.  In fiscal year 2007, we saw a decrease in revenue due to the slow down in subprime loans and there is no assurance that the subprime loan market will begin to increase.  It is entirely possible that the subprime loan market can continue to slow down which would lead to further decreases in our revenue for fiscal year 2008 and into the future.  During the first quarter of 2008, the downturn in housing prices, the tightening of credit by lenders in our market area and the decline in demand for and availability of mortgages, both subprime and prime, have had an actual negative impact on our revenues. Due to these factors, our revenues decreased from $13,374 for the three months ended March 31, 2007 to $1,921 for the three months ended March 31, 2008.  This is a significant decline in revenues and if this decline continues we will no longer be able to operate and will be forced to cease operations.

ITEM 4. USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

ITEM 5. DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, it has been determined that the offering price of the shares of common stock should be $0.0267 per share. This was determined by using the $0.40 per share price that was used to sell shares to the non-affiliate shareholders in our private placement conducted in January 2008 and adjusted to take into account the 15 for 1 forward split which was approved on January 30, 2008. The $0.40 per share offering price in the private placement was arbitrarily determined by Marshall Davis, as the sole officer and director and majority shareholder of the Company. These shares were sold to our shareholders in our private placement which was completed in January 2008 pursuant to an exemption under Rule 506 of Regulation D. The purchase price of $0.40 was arbitrarily determined by Marshall Davis, as the sole officer and director and majority shareholder of the Company. Our financial condition has declined since the offering was completed due to the recent downturn in housing prices, the tightening of credit by lenders in our market area and the decline in demand for and availability of mortgages, both subprime and prime.  The price of the shares, however, has not changed. The offering price has just been adjusted to take into account the 15 for 1 forward split which the shareholders and directors approved on January 30, 2008. Our decision to undertake the 15 for 1 forward stock split was based on our conversations with the market maker who was in the process of preparing a Form 211 application pursuant to SEC Rule 15c2-11. We were advised that we needed additional non-affiliate shares in the float. Accordingly, we determined it was in the Company’s best interest to conduct the 15 for 1 forward split.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

ITEM 6. DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Penny Stock Considerations

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.

The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

ITEM 7. SELLING SECURITY HOLDERS

The 168,350 shares being offered for resale by the selling stockholders consist of the 118,350 shares of our common stock held by 31 shareholders of our common stock which was sold in our Regulation D Rule 506 offering completed January 15, 2008.   The shares being offered for resale also consist of 40,000 shares issued to Marshall Davis, Richard Anslow, Gregg Jaclin and Kristina Trauger, our founding shareholders, pursuant to the Stock Purchase Agreement and Share Exchange dated January 15, 2007.  The founding shareholders have helped organize the company, conduct its operations and raise funds pursuant to the private placement.  Lastly, the shares being offered for resale also consist of 10,000 shares issued to Eric Stein in connection with the share issuance as consideration for services rendered.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 11, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Ann & David Davis (1)	3,750	3,750	0	0
Rebecca Charkatz (5)	3,750	3,750	0	0
David Scott Suffel	3,750	3,750	0	0
Jonathan Hackerman	3,750	3,750	0	0
Joseph Berman	3,750	3,750	0	0
Tony Polakoff	3,750	3,750	0	0
CFC Enterprises (2)	5,850	5,850	0	0
Ryan Jolston	3,750	3,750	0	0
Robert T. Davis (3)	3,750	3,750	0	0
Todd R. Chason	3,750	3,750	0	0
Robert R. Timken	3,750	3,750	0	0
Howard Scher	3,750	3,750	0	0
Creative Systems, Inc. (4)	3,750	3,750	0	0
Adam J. Goldstein	3,750	3,750	0	0
Jonathan Zemlak	3,750	3,750	0	0
Samuel Polakoff	3,750	3,750	0	0
Andrey Oks	3,750	3,750	0	0
Alison Amicone	3,750	3,750	0	0
Mark Supplee	3,750	3,750	0	0
Richard Smith	3,750	3,750	0	0
Brendan Callan	3,750	3,750	0	0
Daniel Totillo	3,750	3,750	0	0
Diane Renda	3,750	3,750	0	0
Mei Ling Sang	3,750	3,750	0	0
Denise Uniacke	3,750	3,750	0	0
Danielle Barritta	3,750	3,750	0	0
Chrissy Testa	3,750	3,750	0	0
Francene Testa	3,750	3,750	0	0
Patricia Townsend	3,750	3,750	0	0
Jeremy Stein	3,750	3,750	0	0
Mark Donoghue	3,750	3,750	0	0

Marshall Davis	375,000,000	10,000	374,990,000	90.50%
Richard Anslow	9,365,000	10,000	9,355,000	2.26%
Gregg Jaclin	9,365,000	10,000	9,355,000	2.26%
Eric Stein	1,500,000	10,000	1,490,000	0.36%
Kristina Trauger	225,000	10,000	215,000	0.05%

(1) Ann & David Davis are the parents of Marshall Davis.
(2) Chris Schattel is the principal of CFC Enterprises and has investment control of the shares of our common stock.
(3) Robert T. Davis is the brother of Marshall Davis.
(4) Morris Saks is the principal of Creative Systems, Inc. and has investment control of the shares of our common stock and is the father-in-law of Marshall Davis.
(5) Rebecca Charkatz is Marshall Davis grandmother.

To our knowledge, other than Marshall Davis, none of the selling shareholders or their beneficial owners:

-	Has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	Are broker-dealers or affiliated with broker-dealers. (6)

(6) Peter Goldstein is the principal of Goldco Properties Limited Partnership, a shareholder of MD Holdings Corp, and he is also an affiliate of a registered broker/dealer, Grandview Capital, Inc.  However, Goldco Properties Limited Partnership is not one of the selling shareholders and Peter Goldstein is not a beneficial owner of any of the selling shareholders.

ITEM 8. PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.0267 per share until our shares are quoted on the OTC Bulletin Board. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals at the fixed price of $0.0267 per share for the duration of the offering. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling securityholders must be made at the fixed price of $0.0267 for the duration of the offering.

Once a market has been developed for our common stock, shares may be sold or distributed from time to time by selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,

O	transactions involving cross or block trades on any securities or market where our common stock is trading,

O	through direct sales to purchasers or sales effected through agents,

O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000. This $25,000 is solely for the costs related to this offering and does not include our expected expenses for the next twelve months which we anticipate will be $30,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Additionally, MD Holdings and its control persons may be deemed to be underwriters in this prospectus.

ITEM 9. LEGAL PROCEEDINGS

There are currently no legal proceedings pending or threatened against us.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective age as of July 23 , 2008 are as follows:

Marshall Davis	38	President, CEO, Chairman of Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mr. Marshall Davis, age 38, is the Company’s founder and has served as President, Chief Executive Officer and Chairman of our Board of Directors since inception.  Mr. Davis has also been President, Chief Executive Officer, and Chairman of the Board of Directors of MD Mortgage Corporation since its inception in 1999.  In such capacity, Mr. Davis has been responsible for managing the day-to-day operations of the company as well as generating mortgages as a loan officer.  These loans include refinances, debt consolidation loans, and new purchase business.  Such duties include sending the client the appropriate paperwork, re-verification of income information, verifications of employment, and verifications of deposits.  Mr. Davis also has additional experience as a mortgage broker at various mortgage companies where his responsibilities included generating loans by marketing toward realtors and builders to obtain their business as well as working with homebuyers to gather information in order for them to complete the home-buying transaction.  Mr. Davis received his bachelors of arts from the University of Maryland in 1992 and is a licensed CPA.

Mr. Davis does not have an employment agreement with us.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning stock ownership of all persons known by us as of June 11, 2008 to own beneficially five percent or more of the outstanding Common Stock, each director and certain executive officers and directors as a group, and as adjusted to reflect the sale of the total amount of Shares offered hereby.

Name and Address	Number of Common Shares Beneficially Owned(2)	Percent of Class
Marshall Davis(1)	375,000,000	90.50%
All directors and executive officers as a group (1 in number)	375,000,000	90.50%

(1)    The person listed is an officer and/or director of the Company

ITEM 12. DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. On January 28, 2008, we amended our articles of incorporation to authorize 500,000,000 shares of common stock at a par value of $0.001 per share.  There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of June 11, 2008, 414,343,350 shares of common stock are issued and outstanding and held by 37 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  On January 30, 2008, our directors and shareholders approved a 15-1 forward split of our outstanding common shares increasing the amount of shares outstanding to 414,343,350.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors have the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

Other than Richard Anslow, Gregg E. Jaclin, Kristina Trauger and Eric Stein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Richard Anslow and Gregg Jaclin are partners of Anslow & Jaclin, LLP and Kristina Trauger and Eric Stein are associates at Anslow & Jaclin, LLP.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

MD Holdings, Corp. was incorporated on December 13, 2006 under the laws of the State of Nevada. On January 15, 2007, MD Mortgage Corporation became our wholly-owned subsidiary pursuant to the terms of a share exchange agreement dated January 15, 2007.  MD Mortgage Corporation was incorporated in the State of Maryland in July 1999 and commenced doing business in September 1999.  Pursuant to the terms of the Stock Purchase Agreement and Share Exchange, we acquired all of the units of MD Mortgage Corporation from the MD Mortgage Corporation shareholders in consideration for the issuance of 27,515,000 shares of our common stock to the MD Mortgage Corporation shareholders.  On January 30, 2008, we approved a 15 for 1 forward split which had the effect of increasing the 27,515,000 issued in connection with the share exchange agreement to 412,725,000.

ITEM 16. DESCRIPTION OF BUSINESS

General

MD Holdings, Corp. was incorporated on December 13, 2006 under the laws of the State of Nevada.  We have been in the developmental stage since inception.  On January 15, 2007, MD Mortgage Corporation became our wholly-owned subsidiary pursuant to the terms of a share exchange agreement dated January 15, 2007.  MD Mortgage Corporation was incorporated in the State of Maryland in July 1999 and commenced doing business in September 1999.

The market area for MD Mortgage Corporation based upon revenues in 2007 is located in Maryland and Virginia.  Ninety-two percent (92%) of our revenues came from Maryland and eight percent (8%) came from Virginia.

The range of loans for which we acted as the mortgage broker for 2006 was from $19,000 to $520,000.  Similarly, the range of loans for which we acted as the mortgage broker for 2007 was $66,000 to $386,000.

Business Development

We were founded December 13, 2006 by Marshall Davis under the laws of the State of Nevada.  We have not been involved in any bankruptcy, receivership or similar proceeding at any time during its corporate existence.  We have not undergone any material reclassification, merger, consolidation, or purchase or sale of significant assets outside the ordinary course of business.  We currently have one full-time employee, not multiple mortgage brokers or loan officers and we only have one office.

Business of Issuer

We are a licensed mortgage broker and a provider of traditional mortgage services.  We derive our revenues from the brokering of mortgage loans.  We charge a fixed processing fee of $495 and origination fees which range from 1 to 4 percentage fees. We recognize revenues when the loan is closed, at which time we are paid by the lender. All of our business is undertaken through our wholly owned subsidiary, MD Mortgage Corporation and we serve as a holding company for MD Mortgage Corporation.

Marshall Davis, our sole officer, director and principal shareholder, is currently in compliance with all licensing requirement for the States of Maryland, Virginia, and Georgia.  To date, we have generated all of our revenues from the brokering of mortgage loans. The mortgage loans we broker can be divided into two categories:

         *  Prime or conforming loans
         *  Sub-prime or non-conforming loans

Our gross revenues from the brokering of mortgage loans in the above three categories for the year ended December 31, 2007 totaled $29,482. We experienced gross revenues for the year ending December 31, 2006 of $109,884 which consisted of $67,150 or approximately 60 percent from prime or conforming loans and $42,734 or approximately 40 percent from sub-prime or non-conforming.

Prime or conforming loans are loans that conform to the guidelines established by certain government sponsored entities. These guidelines establish the maximum loan amount, down payment and borrower and credit and income requirements. All other loans are considered "non-conforming loans" because of the size of the loans (referred to as jumbo mortgages) and/or the credit profiles of the borrowers (generally referred to as sub-prime mortgages). Second mortgage loans, credit lines, home equity loans, home improvement loans are also non-conforming loans. Furthermore, non-conforming loans are sometimes referred to as "non-doc"or "reduced-doc" loans because the paperwork is less extensive than with the prime or conforming loans and prospective borrowers generally do not have to reveal details about their income and credit history.

We have no liability for any loans once closed, including sub-prime loans. We act solely as a broker for the lender, bringing the borrower and lender together. The lender reviews and examines the borrower, the borrower’s credit and any collateral to evaluate as to whether it meets the lenders underwriting guidelines. If the lender guidelines are met and the lender agrees to close the loan, the lender thereby assumes all liabilities for the closed loan.

Our mortgage services business is subject to the rules and regulations of the Department of Housing and Urban Development, Federal Housing Administration, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association and other regulatory agencies in connection with originating, processing and underwriting mortgage loans. These rules and regulations, among other things, impose licensing obligations, prohibit discrimination and establish underwriting guidelines.

Operations

Our operations are centered in Maryland. Our corporate headquarters are located in Reisterstown, Maryland. We are currently licensed as a mortgage broker in Maryland, Georgia and Virginia. We may apply for mortgage brokerage licenses in other states if we believe that there is sufficient demand for our mortgage services in those states.  To date, we have no specific plans to expand our operations outside of those states.

We do not have nor are we aware of any plans, agreements, understandings or discussions involving the possible purchase or sale of our company or a significant amount of shares of our company.

Business Strategy

In September 1999, we obtained a mortgage brokerage license from the State of Maryland.  We intend to increase our business in all the states where we are licensed and we plan to continue to form more relationships and alliances with real estate agents, developers, lawyers, accountants, financial planners and other persons who are involved in the home buying process.

We plan on expanding into other parts of the United States, where the demographics indicate that there are a large number of homebuyers. We are currently researching expanding our licensure.

Prior to entering a new state, we will examine the number of home sales in certain areas, the projected growth rate of the area and other factors before committing to expansion.

If we expand into a new state, we do not plan on opening physical offices in that state. If we need to have a corporate presence in a certain area, we will lease office space and staff with employees accordingly.  To date, we have not entered into any such agreements.

TRADITIONAL MORTGAGE SERVICES

As a mortgage broker, we currently generate revenues by originating mortgage loans between lenders and qualified borrowers. We do not make the loans, therefore the loans we broker are funded by third parties. We currently have access to four institutional lenders which allows us to offer a full range of loan products, including adjustable rate mortgages, fifteen (15) year and thirty (30) year fixed rate loans, and balloon loans with a variety of maturities. In addition to residential mortgages, we broker refinancing, second mortgages, debt consolidation and home equity loans. We broker residential mortgage loans to various consumers including "prime" credit borrowers who desire conventional conforming loans and borrowers seeking "sub-prime" loans.

Borrowers who qualify for conforming loans have what is referred to as an "A" credit rating. Typically, borrowers who seek sub-prime financing have what is referred to in banking as "B," "C" or "D" credit ratings. Credit ratings vary depending upon the lender, but are usually based on factors, such as income, credit history and previous debt experiences. "A" rated borrowers have the highest credit rating, while "B," "C" and "D" borrowers have progressively lower credit ratings. A "B" credit rating generally indicates that the borrower has 1 or 2 late mortgage payments in the past 12 months and there have been no collections or charge offs. A "C" credit rating indicates that the borrower has 3 or 4 late mortgage payments and there have been collections or charge-offs on the borrower's credit report. A "D" credit rating indicates that the borrower has a recent bankruptcy or foreclosure.

We broker "non-doc" or "reduced-doc" loans to sub-prime borrowers. These "non-doc" or "reduced-doc" loans are typically brokered for borrowers with prime credit ratings who desire to maintain their privacy as to details of their income, self-employed persons or persons with blemished credit histories. Management anticipates an increase in "sub-prime" and "no-doc" loans as the market for self-employed borrowers and individuals with blemished credit grows.

ONLINE MORTGAGE SERVICES

In 2003, we established www.mdmortgagecorp.com. This site is used by us to advertise and generate leads for our traditional mortgage services. We will use this web site to service those individuals who prefer the convenience of the online process versus traditional mortgage services. Our online service complements the highly personalized service offered at our traditional offices. The majority of our online business is expected to be generated from home refinancing, because of the decrease in interest rates.

We have not generated any revenues from the online mortgage services.

BUSINESS PHILOSOPHY AND COMPETITIVE STRATEGY

The process of obtaining a mortgage loan or refinancing a mortgage loan can be time-consuming, frustrating and overwhelming for many consumers. Consumers want to make certain that they get competitive market rates  and excellent customer service. Being a small mortgage brokerage, we are able to provide the customer service and we work with smaller niche lenders that are able to provide competitive rates due the ability to provide a wider variety of loan packages to a broader spectrum of consumers.

We provide personalized service and convenience and access to a variety of market rates and products that we can identify that are currently offered by our lenders for our customers. We cannot guarantee that our service is any more personalized than our competitors or that we expedite the processing of mortgages any faster than any competitor or that our rates are the “best available market rates.” However, as a smaller mortgage broker, we believe that we are able to give our clients more personalized attention than larger mortgage brokers. When you call our company, you talk to the loan officer/president of the company who has over 10 years experience in the industry. Even when Mr. Davis is out of the office, he makes sure that he is always accessible by the use of call forwarding and constant follow up of any messages. By having a single office and one employee, we offer personal attention to each mortgage. Additionally, customers only deal with one person who is the loan officer as well as the processor. By eliminating other people in the process, it makes us more efficient. The time between approval of a customer's loan and actual funding is subject to a number of variables, such as obtaining appraisals and title searches. Our customer oriented mortgage broker expedite the time between approval and funding, by assisting in collecting all the documents that are required for closing.

However, the time between approval of a customer's loan and actual funding is subject to a number of variables, such as obtaining appraisals and title searches. Our customer oriented mortgage broker expedites the time between approval and funding, by assisting in collecting all the documents that are required for closing. We have been approved to offer loan products to consumers by several well-known funders, such as First Horizon and Equifirst. The nature of our relationship(s) with these lenders allows us to act as broker for residential loan products. This network allows us to have access to a broad array of products and services for our customers. Our primary lenders that we depend on are First Horizon Home Loans, Equifirst, LBA Financial, and Senderra Funding.

The following sets forth the agreements we have with these:

1.   Wholesale broker agreement with First Horizon Home Loans which allows us to submit for underwriting and funding first and second lien mortgage loans for our clients that meet the eligibility of mortgage loan programs;

2.   Wholesale broker agreement with Equifirst Corporation whereby Equifirst accepts applications from our clients for mortgage loans prepared by us for underwriting and funding of mortgage loans secured by residential property in the States of Maryland, Virginia, and Georgia.  Equifirst specializes in the sub-prime or non-conforming market.

3.   Wholesale Broker agreement with LBA Financial which allows us to submit for underwriting and funding first and second lien mortgage loans for our clients that meet the eligibility of mortgage loan programs in the state of Maryland.

4.   Wholesale Broker Agreement with Senderra Funding which allows us to submit client applications for loans to be secured by first and second priority liens against 1-4 family residential properties.

SALES AND MARKETING

We use numerous sales and marketing vehicles for traditional mortgage products and services. We intend to further establish our brand name through a focused marketing campaign. A variety of media outlets are used by us to generate leads and establish brand awareness in the traditional mortgage origination business:

-	We use a call center to find potential borrowers. The voice message asks if the client is interested in refinancing. If the individual says yes, he or she is then transferred to a live loan officer.

-	Mailers. From time to time, we send mailers to try to attract interested clients who would like to refinance.

-	Telemarketing. We may hire telemarketing companies to call homeowners for refinancing or taking equity from their homes or consolidating bills or home improvements.

-	Referrals. We receive numerous referrals from satisfied customers, realtors and brokers.

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Strategic Alliances. We have established relationships with builders, realtors, financial planners and other parties connected with the real estate industry. These strategic alliances generate a significant number of referrals for us.

OPERATIONS AND PROCESSING OF MORTGAGE LOANS

Our operations include origination, loan processing, data entry, compilation of personal financings and other materials (including appraisals, titles, credit reports and employment verification). When a customer applies for a mortgage loan, we enter information that our customer gives us into CALYX a software program that we use. This raw data includes information about the borrower's name, type of loan, income, list of assets, liabilities, job information and other information relevant to a lender.

The CALYX software program takes all the information that we input and provides us with a completed loan application for the borrower. Next, we determine which lenders might be able to offer the borrower a mortgage loan. Sometimes, we will go to a general web site that provides clearing information on mortgage loans.  Other times, based on experience, we know which lenders will have the best mortgage loan products for a particular client. We generally use a few lenders to provide a majority of our loans, because these lenders generally offer the best rates to our customers. In addition, we have found that these lenders provide efficient service.

We upload the completed loan information on the web site of the lender that we have selected for the borrower and determine if the lender will give us e-approval for the loan. If the lender gives the borrower approval, it, the web site, will generate a commitment letter with contingencies. Then, the lender will also send us documentation for the loan.

If a customer does not pre-qualify for the loan or if the application is incomplete, one of our mortgage brokers will inform the mortgage loan applicant why the loan was rejected and how and if the application can be remedied.

COMPETITION

The National Association of Mortgage Brokers reports that there are more than 20,000 mortgage brokerage operations in the U.S., employing an estimated 200,000 people.

The mortgage lending industry is highly fragmented with many players serving the borrowing community. We will face competition on many fronts, both at the retail sales level and in the area of retaining quality mortgage brokers. Borrowers have a plethora of financing alternatives including: consumer finance companies, mortgage banking companies, independent mortgage brokers, savings banks, community banks, credit unions, thrift institutions, credit card issuers, insurance companies, Federal Home Loan Mortgage Corporation and other entities engaged in mortgage lending.

Competition among industry players can take the form of interest rates, loan origination fees, term and amount of loan, marketing and distribution channels (including on-line applications), customer services, and convenience of obtaining a loan.

While management believes there are competitors who operate with a similar business model, there is no readily available financial or other information on which management may rely; therefore it is not feasible to accurately discuss those competitors.

With over 10 years of experience and relationships with banks and on a referral basis, we are able to compete with established local, regional, national and international financial institutions in our market area in the current business conditions in the housing market and the mortgage business.  We have been approved to offer loan products to consumers by several well-known funders, such as First Horizon and Equifirst. The nature of our relationship(s) with these lenders allows us to act as brokers for residential loan products. This network allows us to have access to a broad array of products and services for our customers.  The primary lenders that we depend on are First Horizon Home Loans, Equifirst, LBA Financial, and Senderra Funding.  By having these relationships, we have access to a variety of different mortgage programs.

Additionally, being in the business for over a decade and creating longstanding relationships with hundreds of clients we have been able derive referrals from past customers.  We also have relationships with accountants, attorneys, realtors, builders, and other professionals whom can provide us business.  Keeping our relationships with these people and continuing to give their clients great service, is a key in overcoming our larger competitors.  We have learned that the professionals in our community just want their clients to get personal attention and have their settlements completed in an expedite manner.  As a smaller shop, we have the ability to do all of those things.

REGULATIONS

Our mortgage services business is subject to the rules and regulations of the Department of Housing and Urban Development, Federal Housing Administration, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Government National Mortgage Association and other regulatory agencies in connection with originating, processing and underwriting mortgage loans. These rules and regulations, among other things, impose licensing obligations, prohibit  discrimination and establish underwriting guidelines. As a mortgage broker, we are subject to these guidelines of the aforementioned establishments at all times. A detailed review of the said guidelines would extend well beyond the scope of this prospectus, as each establishment has very specific guidelines that must be adhered to at all times. Our failure to comply with the underwriting guidelines at any time would cause us to discontinue its operations as a mortgage broker and thereby we would no longer be able to generate revenues by originating loans that are funded by third parties.

Additionally, we are required to comply with regulatory requirements specifically relating to the mortgage brokerage licenses we maintain with the states of Maryland, Virginia, and Georgia. We have a financial requirement to post a surety bond of $75,000 in Maryland, $25,000 in Virginia, and $50,000 in Georgia. We are not aware of any other regulatory financial requirements to which we must comply.

Mortgage origination activities are subject to the provisions of various federal and state statutes including the Equal Credit Opportunity Act, the Fair Housing Act, the Truth-in-Lending Act, the Fair Credit Reporting Act and the Real Estate Settlement Procedures Act. The Equal Credit Opportunity Act and the Fair Housing Act prohibit us from discriminating against applicants on the basis of race, color, religion, national origin, familial status, sex, age, marital status or other prohibited characteristics. Also, we are required to disclose reasons for credit denial and other matters to applicants. The Truth-in-Lending Act requires us to provide borrowers with uniform, understandable information about the terms and conditions of mortgage loans so they can compare credit terms.

It guarantees borrowers a three (3) day right to cancel certain credit transactions. If we fail to comply with the Truth-in-Lending Act, aggrieved customers could have the right to rescind their loan transactions and to demand the return of finance charges. The Fair Credit Reporting Act requires us to supply loan applicants who are denied credit the credit-reporting agency's name and address. The Real Estate Settlement Procedures Act was designed to prevent abuses in the referral of business in the real estate industry. It prevents specific types of payments between certain providers.

Each state has specific license requirements that must be met prior to conducting business as mortgage broker. We were approved by the states of Maryland Virginia, and Georgia upon satisfying the conditions of the commissioner.  The certificate of registration issued may be renewed annually in Virginia and Georgia And bi-annually in the state of Maryland.  The license in Virginia and Georgia are good thru March 30, 2008 but the process of renewal in each state usually begins in February and March. The state of Maryland has stagnated renewals.  Our next renewal is August of 2008 but that varies for each broker and lender.

RAW MATERIALS

Our business does not depend on raw materials in order to provide its services.

PATENTS

At this point, MD Holdings Corp. does not possess nor does it intend to possess any patents, trademarks, licenses, franchises, concessions, royalty agreements or any labor contracts.  MD Holdings Corp. also does not expect to incur any costs of compliance with environmental laws.

EMPLOYEES

MD Holdings Corp. does not have any employees other than Mr. Davis.  As the business grows, we will need to hire a sales force and other employees to manage its operations and grow its customer base.

Use of Financing

MD Holdings Corp. will use the funds raised to continue to fund operations and expand its business.  We expect to use the funds to grow our business and expand into other markets.

ITEM 17. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We are a provider of traditional mortgage services and we derive our revenues from the brokering of mortgage loans. We are currently licensed as a mortgage broker in Maryland, Georgia and Virginia. We charge a fixed processing fee, an origination fee, and sometimes a broker fee. We recognize revenues when the loan is closed, at which time we are paid by the lender. We generate revenue by charging a fixed processing fee, an origination fee, and sometimes a broker fee.

We had generated revenues in the fiscal year 2006 of $109,884. However, since 2006, our revenues have declined to $29,482 for the fiscal year ended December 31, 2007 and just $1,921 for the quarter ended March 31, 2008.  Our revenues have declined since 2006 due to the recent upheaval in the real estate market in our area and the increased difficulty with which our customers are able to obtain mortgages, which in turn has led to less home purchases and less revenues.  Additionally, we suffered significant losses of $7,697 for the fiscal year ended December 31, 2006 and losses of $23,966 in fiscal year 2007 and our net loss for the first quarter ended March 31, 2008 was $60,950.  These losses resulted from the market condition and lack of operating capital despite our substantial cuts in expenses.  Additionally, our losses in 2006 and 2007 were due to Marshall Davis, our sole officer and director and majority shareholder, taking a salary.  In our most recent quarter ended March 31, 2008, our increase net less of $60,950 was largely attributable to increased expenses of $62,871 which was the result of professional expenses that we incurred of $54,876 that was due to our private placement offering and professional fees incurred with filing this Registration Statement and developing a trading market for this stock.  In January 2008, we completed a Regulation D Rule 506 offering in which we sold 118,350 post-split shares of Common Stock to 31 investors, at a post-split price per share of $0.0267.  We raised a total of $3,156. Otherwise, we are unable to secure any funding from sources other than Mr. Davis. Our auditors have raised substantial doubt as to our ability to continue as a “going concern” and if we are not successful in obtaining additional capital and implementing our business plan we will not be able to operate and have to cease our business. Prior to the slowdown of the real estate market in Maryland at the end of 2007 and into 2008, our business similarly suffered from losses and low revenues.  Our losses were the result of Marshall Davis, our sole officer and director and more than 90% shareholder, drawing a larger salary for the previous years.  Marshall Davis was paid a salary based on the loans he closed. He was paid a larger salary for 2005 which resulted in losses to the Company. In 2006 and 2007, less revenue was generated and a much less salary was taken from the business. Salary was still taken out of the business and therefore again losses were shown. Payroll is a direct hit on the profit and loss statement.  The low revenues prior to the downturn in the real estate market in Maryland were the result of only one person, Marshall Davis, running operation and generating business for the Company.

As of the most recent quarter ended March 31, 2008, we had cash on hand of $5,415 and our total assets were just $5,415 while our total liabilities were $26,739.  If we are unable to increase our revenue and gross profit to satisfy our liabilities and increase our total assets we will not be able to operate our business and will have to cease our business.

Since the auditors issued their going concern opinion, our financial condition has declined.  This decline is mainly due to the continued decrease in revenues.  As of the end of the first quarter of 2008 which ended on March 31, we had current assets of $5,415 and total current liabilities of $26,739.  Our revenue declined to $1,921 for the quarter ended March 31, 2008 from $13,374 for the same quarter in 2007.  Additionally, our operating expenses increased from $5,235 for the quarter ended March 31, 2007 to $60,950 for the quarter ended March 31, 2008.

At this time Mr. Davis has not identified any sources of additional financing.  Upon developing a trading market for the company’s common stock he intends to seek additional sources of financing thru licensed broker dealers within the capital markets, however, given our precarious financial condition and our lack of business a trading market may not develop in the foreseeable future.

We have no written agreement with Mr. Marshall Davis to legally insure that he will provide the funding for our operations. Although we have no commitments for capital, other than verbal assurances from Mr. Davis, we may attempt to raise additional funds through public offerings of equity, securities convertible into equity or debt, and private offerings of securities or debt, even though our previous efforts only raised $3,000.  Given our history of raising money, there is no guarantee that we will be successful in obtaining funds through public or private offerings in order to fund our operations. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

To date, the only financing that we have been able to secure has been the $3,156 that we raised in the private placement in January 2008. We have not been able to raise any additional capital.  We will also rely on sources to borrow funds in the form of loans.  We may be able to borrow funds from Marshall Davis, our sole officer and director and 90% shareholder, and from other shareholders who hold an equity position in the Company.

Pursuant to the private placement in January 2008, the Company committed to registering the shares that were sold in that private placement. We are going to incur all the expenses of this offering, an estimated $25,000, for the selling shareholders. The $25,000 does not include our estimated operating expenses, including costs of fulfilling our obligations as a public company.  We only received an aggregate $3,156 from the selling shareholders and as of December 31, 2007, we only had $3,144 cash on hand. We will have to borrow the funds to pay for the expenses of registering the shares sold in the previous offering. We are committed to registering these shares because we believes it instills confidence in our shareholders that we are committed to them and we will be able to attract additional investors in the future. If we do not register these shares or incur the cost for registering these shares, potential future investors may not be willing to invest in us because we did not follow through on this offering. We will need to borrow the funds to pay for the expenses of this registration of these shares.

Due to the current nature of the mortgage market and our history of losses and low revenues, we will require additional funds to continue to operate. Therefore we will continue to operate on a reduced budget until such time. Marshall Davis, our sole officer, director and principal shareholder, has agreed verbally that, if necessary, he will cover the costs for our operations until additional funds become available. It is not expected that it will be necessary for Mr. Davis to cover the costs.  However, if it is necessary, Mr. Davis will extend interest-free loans to the Company on an as-needed basis to keep the Company operating.  We have no written agreement with Mr. Marshall Davis to legally insure that he will provide the funding for our operations.  Although we have no commitments for capital, other than verbal assurances from Mr. Davis, we may raise additional funds through:

     -    public offerings of equity, securities convertible into equity or debt,
     -    private offerings of securities or debt, or other sources.

During this offering, the Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000. As to the following serious conditions:

1)	As of December 31, 2007, we only had $3,144 in cash;
2)	We only received an aggregate of $3,156 from the selling shareholders in the previous private placement transaction in January 2008 when we sold them the stock they are now reselling;
3)	Our auditor had determined that based on our financial condition there is substantial doubt as to whether we can continue to operate as a going concern.

Even if we do not raise additional capital, we believe that we will be able to continue operations for twelve months based on the funding to be provided by Mr. Davis and revenues that we anticipate generating in the near future. Our investors should assume that any additional funding will cause substantial dilution to current stockholders. In addition, we may not be able to raise additional funds on favorable terms, if at all.

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

1)        We will renew our mortgage broker license and continue to offer our services in the states of Maryland, Virginia, and Georgia;

2)        We will continue to outsource to a call center that enables us to call thousands of homeowners a day.  This will allow our phone to continuously ring as we market in the states of Maryland, Virginia, and Georgia.  The more homeowners we talk to, the more loan generating and closed loans we can achieve.

We plan on spending between $1,500 and $2,500 per month on our marketing budget. This type of phone marketing costs approximately 2.5 cents per minute on the phone. We plan on ordering 60,000-100,000 minutes per month;

3)        We will also continue to establish and maintain our relationships with realtors, accountants, attorneys, etc they can help to send us business;

4)        We will continue to call our old clients to get referral business; and

5)        If we decide to expand our client base, then we will look to get licensed in other states where we do not need a physical presence.

Over the next 12 months, we anticipate our expenses will be $30,000, which includes the costs of fulfilling our obligations as a public company.  This amount does not include the costs of this offering.  We anticipate spending an additional $25,000 on administrative expenses, including legal, accounting and service fees payable in connection with the filing of this registration statement and complying with reporting obligations. We will need to borrow funds to be able to pay for this expense and will pay back the $25,000 additional expense with any increased revenues or any future funding that we obtain or by obtaining other loans.  At this point, we do not have the available revenue or funds to pay back these loaned funds and there is no certainty that we will ever be able to pay back the $25,000 additional expenses.

If we are unable to raise additional funds and our revenue declines to a point where we cannot operate, we may be forced to cease operations and close our business.

We do not have any plans nor are we aware of any plans, agreements, understandings or discussions involving the possible purchase or sale of our company or a significant amount of shares of our company.

OUR AUDITORS HAVE DETERMINED THAT BASED ON OUR FINANCIAL CONDITION THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE TO OPERATE AS A GOING CONCERN.

This concern includes but is not limited to the Company’s lack of operating capital, stockholders deficiency, accumulated deficits, negative cash flow from operations, and little or no assets.  Our depressed financial condition is caused by the following factors: (i) the fact that Marshall Davis, our sole officer and director and majority shareholder, took a large salary in fiscal years 2006 and 2007; (ii) the fact that we are a small business that only has one sole employee who is also the sole officer, director and majority shareholder; (iii) the slowdown in the real estate market; and (iv) the tightening of the credit industry and the increased difficulty for homebuyers to obtain a loan.  The fact that we are a small business and Marshall Davis is our sole employee further caused our financial condition to worsen because he is not able to focus on one aspect of the business and is forced to handle every detail of our operations.  We cannot, however, afford to and do not plan to hire additional employees.  Lastly, the recent slowdown in the real estate market and the tightening of the credit industry has further caused our financial condition because it is more difficult for us to attract business because there are less home purchases and not as many customers that are qualifying for mortgages and therefore our potential customers are not buying homes.  In addition, it is due in large part to the recent upheaval in the mortgage market. We have experienced a significant slowdown in the number of homes being purchased which lead to a slowdown of mortgage applications and ultimately a decrease in our revenues. As of March 31, 2008, the Company has a working capital and stockholders deficiency of $21,324, an accumulated deficit from inception of $ 510,239 and negative cash flows from operations of $14,235 during the quarter ended March 31, 2008. This raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  The effect of our financial condition results in us not having sufficient working capital, a stockholders deficiency, an accumulated deficit, negative cash flows from operations and little or no assets.  This effect of our financial condition severely affects our ability to operate.  With a lack of working capital and little or no assets we are not able to meet our minimum operating requirements on a monthly, weekly or daily basis.  If we are not successful in obtaining financing or implementing our business plan and improving our financial condition, we will be forced to cease operations due to our depressed financial condition.  Another effect of our depressed financial condition is our stockholders’ deficiency.  Specifically, our stockholders’ deficiency is $21,324 and our accumulated deficit is $ 510,239 for the quarter ended March 31, 2008 and these have the effect of making it harder to create equity which has the further effect of making it more difficult for us to obtain financing to implement our business plan.  Without financing or the ability to implement our business plan, we will be forced to cease operating.  The effect our negative cash flow from operations has on our financial condition is to cause our financial condition to continue to deteriorate.  Our negative cash flow from operations of $14,235 for the quarter ended March 31, 2008 has the effect of worsening our financial condition because we are operating at a loss and without an increase in revenue our negative cash flow is going to continue to decline causing our financial condition to continue to worsen.  Lastly, we have little or no assets which has the effect of making us a less attractive company for investors to finance because we cannot provide any security interest to the investors and it demonstrates that we are not a stable operating company.

Recent Decline in Revenues

The recent decline in revenues is due, in major part, to the slowdown in the sub-prime market. Most sub-prime lending institutions have shut down and the ones that are still open have discontinued or adjusted many of their programs. Therefore the clients that used to have lesser credit or lower income, can no longer qualify for a loan. Approximately 40% of our business was sub-prime loans which have contributed to our decline in revenues as sub-prime loans are generally made through brokers. Prime or conforming loans have also become more difficult to get approved since the tightening of mortgage lending and this made up for the remaining 60% of our business.

We have experienced a significant slowdown in the number of mortgage applications and ultimately a decrease in our revenues. Over the past year we have experienced a decline in our revenues which has led our auditors to determine that we are considered a “going concern”. This concern is due in large part to the recent upheaval in the mortgage market. The decline in revenues is due, in major part, to the slowdown in the sub-prime market. Most sub-prime lending institutions have shut down and the ones that are still open have discontinued or adjusted many of their programs. Therefore the clients that used to have lesser credit or lower income, can no longer qualify for a loan. Approximately 40% of our business was sub-prime loans which has contributed to our decline in revenues. Prime or conforming loans have also become more difficult to get approved since the tightening of mortgage lending and this made up for the remaining 60% of our business. The slowdown stems from financial hardships for consumers and financial institutions, resulting in credit becoming less available in the subprime mortgage market as investors in subprime mortgage-backed securities look more carefully at subprime loans and lenders have tightened underwriting standards. A combination of increased rates and decreased products has caused our revenue to decline for several local brokers.

Additionally, mortgage lenders have made the requirements for obtaining loans more difficult by requiring lower debt ratios, increasing the requirement of cash reserves and being less willing to extend credit. Since guidelines have become stricter, less loans close and, resultantly, our revenues have declined. The recent downturn in the housing market has also contributed to less loan volume. As the housing market declines due to less demand, foreclosures will be more prevalent and property values will decline. This has led to people not being able to qualify for similar programs that they did in the past.

Our auditors have determined that based on our financial condition there is substantial doubt as to whether we can continue to operate as a going concern.  This concern includes but is not limited to the Company’s lack of operating capital, stockholders deficiency, accumulated deficits, negative cash flow from operations, and little or no assets. In addition, it is due in large part to the recent upheaval in the mortgage market. We have experienced a significant slowdown in the number of homes being purchased which lead to a slowdown of mortgage applications and ultimately a decrease in our revenues. As of March 31, 2008, the Company has a working capital and stockholders deficiency of $21,324, an accumulated deficit from inception of $ 510,239 and negative cash flows from operations of $14,235 during the quarter ended March 31, 2008. This raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Recent Upheaval in the Mortgage Market

The recent upheaval in the mortgage market has had a direct effect on our business operations. Over the past year, we have experienced a significant decline in revenue and a larger than expected net loss based on the current mortgage market.  This is due to a slowing in the real estate market. The number of homes being sold has been decreasing for the past 12 months and this has led to a decrease in our business. Over these past 12 months, we have not been able to attract the same number of home buyers and/or homeowners hoping to refinance. In addition, increased foreclosures have had an additional effect of driving home prices down further depressing the market and refinancing opportunities. Due to the decrease in the subprime market and the closing of financial institutions, the amount of programs available to our respective clients has also decreased.

MD Mortgage suffered losses before the upheaval in the mortgage market. This was due to larger salaries being paid to Marshall Davis. Before the Share Exchange and the recent upheaval in the mortgage market, Marshall Davis was paid a salary based on the loans he closed. He was paid a larger salary for 2005 which resulted in losses to the Company. In 2006 and 2007, less revenue was generated and a much less salary was taken from the business. Salary was still taken out of the business and therefore again losses were shown. Payroll is a direct hit on the profit and loss statement.

Revenues have been mostly generated in the State of Maryland where the home market has gone down drastically over the last two years. Foreclosures are higher and homes sit on the market longer. Property values have been going down since 2007. People have less equity now and less room to refinance and take out cash to consolidate debt and do home improvements. As a result, the Company’s revenues have decreased.

MD Mortgage has generated most of its revenues in Baltimore County, Maryland. Mortgages have gone down in that county and the declines for new and existing home sales in this county are as follows:

Baltimore County Home Sales
Year	Number of Homes Sold	Percent Increase (Decrease) from Previous Year
2005	11,741	--
2006	10,307	(11.8%)
2007	8,505	(17.5%)

Results of Operations

For the years ended December 31, 2007 and 2006

Gross revenues were $29,482 for the year ended December 31, 2007 and $109,884 for the year ended December 31, 2006. Net loss for the year ending December 31, 2007 was ($23,966) and for December 31, 2006 was $(7,697).  These revenues were generated from our brokering of mortgage loans. There are known trends, events, demands, commitments or uncertainties in our industry that are reasonably likely to have a material impact on our present or future financial condition or operating performance, including the sub-prime market. There can be no assurance that our revenues will increase in the future. Accordingly, our ability to maintain or increase revenues will depend in part upon our ability to market and advertise our services to attract new customers.

Total expenses were $53,448 for the year ending December 31, 2007 and $117,581 for the year ending December 31, 2006. Payroll expense was $5,000 and $55,000 for the years ended December 31, 2007 and 2006, respectively a decrease of $50,000. Advertising expenses were $8,674 and $28,108 for the years ended December 31, 2007 and 2006, respectively a decrease of $19,434. We attribute this decrease to the overall decline in the mortgage industry and the fact that we did not have sufficient cash available to spend on marketing.  We therefore had to cut back on our marketing budget.

For the three months ended March 31, 2008 and 2007

Gross revenues were $1,921 for the three months ended March 31, 2008 and $13,374 for the three months ended March 31, 2007. Net loss for the three months ended March 31, 2008 was ($60,950) and for the three months ended March 31, 2007 was $5,235. These revenues were generated from our brokering of mortgage loans. There are known trends, events, demands, commitments or uncertainties in our industry that are reasonably likely to have a material impact on our present or future financial condition or operating performance, including the sub-prime market. There can be no assurance that our revenues will increase in the future. Accordingly, our ability to maintain or increase revenues will depend in part upon our ability to market and advertise our services to attract new customers.

Total expenses were $62,871 for the three months ended March 31, 2008 and $8,139 for the three months ended March 31, 2007. General and Administrative expenses was $5,714 and $1,565 for the three months ended March 31, 2008 and 2007, respectively, an increase of $4,149. We attribute this increase to the costs incurred for professional fees for the registering of the shares from the offering in January 2008. These fees will be paid using borrowed funds and will have to be repaid.

Plan of Operations

We are currently operating at a loss and our auditor has expressed doubt as to whether we will be able to continue to operate as a “going concern.” We do not expect to be able to satisfy our cash requirements to continue to operate over the next twelve months unless we obtain additional funding or our revenues significantly improve. If the market does not begin to improve, we will need to raise additional funds to continue to operate as a “going concern.” There is no guarantee that we will be able to raise additional funds and if we are unsuccessful in raising the funds, we may be forced to close our business operations.

We do not conduct any product research or development, however, we do rely on market research and new and different mortgage products to satisfy our clients. In the event a new mortgage product or a service that will benefit our clients is introduced to the marketplace, we expect to provide the product or service to our client.

Over the next twelve months, we do not plan to purchase or sell any product or significant equipment. We do not own any products or equipment and we do not rely on any equipment or expensive product to operate the mortgage brokerage. Therefore, it is not anticipated that we would have any significant cost associated with a new product or service.

Employees

Currently, we have one full-time employee, Marshall Davis.  He is also our sole officer and director.  This is his business and sole source of income.  He spends over 60 hours per week servicing our customers and working to improve the business.  In the event the mortgage industry begins to improve over the next twelve months, we will look to hire other qualified loan officers and processors to meet the increased volume demands.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

ITEM 18. DESCRIPTION OF PROPERTY

We presently maintain our principal offices at 135 Carolstowne Road, Reisterstown, Maryland. The principal office is a home office.  Our telephone number is (410) 526-6155.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 15, 2007, we acquired all of the outstanding shares of MD Mortgage Corp, a Maryland corporation in consideration for the issuance of a total of 27,515,000 (pre-forward split) shares of our common stock to the MD Mortgage Corp shareholders pursuant to a Stock Purchase Agreement and Share Exchange between MD Mortgage Corp and us.  On January 30, 2008, the shareholders and directors authorized a 15 for 1 forward split which resulted in the 27,515,000 shares increasing to 412,725,000 shares of common stock.  Pursuant to the Agreement, MD Mortgage Corp. became our wholly owned subsidiary. This transaction was a related party transaction since Marshall Davis was the principal shareholder of both MD Mortgage Corp and us prior to the share exchange and, therefore, this transaction was not an arms-length transaction. No finder fees or compensation, direct or indirect were paid in connection with this share exchange.

During March 2008, two shareholders of the Company each loaned the Company $7,500.  The loans carry no stated interest, are unsecured, and due on demand.

The president of the Company contributed office space with a fair value of $6,000 to the Company during each of the years ended December 31, 2007 and 2006(See Note 2(C ).

For the year ended December 31, 2007, a shareholder of the Company contributed legal services with a fair value of $10,000.

At December 31, 2007 and 2006, $850 and $0 was owed to the president of the Company for working capital loans.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no trading market for our Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii)that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders

There are 37 holders of our Common Stock. The issued and outstanding shares of our Common Stock were issued in accordance with the exemptions from registration afforded by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of June 11, 2008, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

 ITEM 21. EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal year ended December 31, 2007 and 2006 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning annual and long-term compensation for the fiscal year ended December 31, 2007 and December 31, 2006 for their executive officers

Annual Compensation
Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Marshall Davis,	2007	$5,000	0	0	0	0	0	0	$5,000
CEO, CFO, COO and President,	2006	$55,000	0	0	0	0	0	0	$55,000

ITEM 22.  FINANCIAL STATEMENT

MD Holdings, Corp. and Subsidiary

CONTENTS

PAGE	F-1	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2008 (UNAUDITED)

PAGE	F-2	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED).

PAGE	F-3	CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY(DEFICIENCY) FOR THE THREE MONTHS ENDED MARCH 31, 2008 (UNAUDITED).

PAGE	F-4	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED).

PAGES	F-5 - F-10	NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED).

MD Holdings, Corp. and Subsidiary
Condensed Consolidated Balance Sheets

ASSETS
March 31, 2008
(Unaudited)

Current Assets
Cash	$5,415

Total Assets	$5,415

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
Accounts payable	$11,739
Payroll liabilities	-
Loan payable - related party	15,000
Stockholder loans	-
Total Current Liabilities	26,739

Commitments and Contingencies	-

Stockholders' Equity (Deficiency)
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
No shares issued and outstanding	-
Common stock, $0.001 par value; 500,000,000 shares authorized,
414,343,350 shares issued and outstanding, respectively	414,344
Additional paid-in capital	74,571
Subscription receivable	-
Accumulated Equity (Deficit)	(510,239)

Total Stockholders' Equity (Deficiency)	(21,324)

Total Liabilities and Stockholders' Equity (Deficiency)	$5,415

See notes to accompanying condensed consolidated financial statements

MD Holdings, Corp. and Subsidiary
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,
	2008	2007

Revenue	$1,921	$13,374

Operating Expenses

General and Administrative	5,715	1,565
Health Insurance	-	1,929
Marketing and Advertising	780	1,770
Professional Fees	54,876	1,375
Rent	1,500	1,500
Total Operating Expenses	62,871	8,139

Income/(Loss) from Operations	(60,950)	5,235

Provision for Income Taxes	-	-

Net Income/(Loss)	$(60,950)	$5,235

Net Income/(Loss) Per Share - Basic and Diluted	$(0.00)	$0.00

Weighted average number of shares outstanding
during the period - Basic and Diluted	414,250,757	412,725,000

See notes to accompanying condensed consolidated financial statements

MD Holdings, Corp. and Subsidiary
Condensed Consolidated Statement of Changes Stockholders' Equity (Deficiency)
(Unaudited)

								Total
	Preferred stock		Common stock		Additional			Stockholder's
					paid-in	Accumulated	Subscription	Equity
	Shares	Amount	Shares	Amount	capital	Deficit	Receivable	(Deficiciency)

Balance, December 31, 2007	-	$-	24,275	$24	$30,921	$(35,075)	$(100)	$(4,230)

In kind contribution					1,500			1,500

Cash received for subscription agreement							100	100

Common stock issued for cash			5,640	6	2,250			2,256

Common stock issued for services			100,000	100	39,900			40,000

Shares issues in connection with stock dividend			414,213,435	414,214	-	(414,214)

Net loss for the period ended March 31, 2008						(60,950)		(60,950)

Balance, for the quarter ended March 31, 2008	-	$-	414,343,350	$414,344	$74,571	$(510,239)	$-	$(21,324)

See notes to accompanying condensed consolidated financial statements

MD Holdings, Corp. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
	2008	2007

Cash Flows From Operating Activities:
Net Income/(Loss)	$(60,950)	$5,235
Adjustments to reconcile net loss to net cash provided by (used in) operations
In-kind contribution	1,500	1,500
Stock issued for services	40,000	-
Changes in operating assets and liabilities:
Increase accounts payable	5,255	1,125
Decrease in payroll liabilities	(40)	(8,978)
(Increase) decrease in accounts receivable	-	(2,343)
Net Cash Provided By (Used In) Operating Activities	(14,235)	(3,461)

Cash Flows From Financing Activities:
Proceeds from stockholder loans	(1,900)	-
Repayment of stockholder loans	1,050	-
Proceeds from issuance of stock, net of subscriptions receivable	2,356	-
Proceeds from related party - Note Payable	15,000	-
Net Cash Provided by Financing Activities	16,506	-

Net Increase (Decrease) in Cash	2,271	(3,461)

Cash at Beginning of Year	3,144	7,502

Cash at End of Year	$5,415	$4,041

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Stock sold for subscription	$-	$1,025

See notes to accompanying condensed consolidated financial statements

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results if operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) Organization

MD Mortgage Corporation (“MDC”) was incorporated under the laws of the State of Maryland on July 15, 1999.

MD Holdings, Corp. (“MDH”) was incorporated under the laws of the State of Nevada on December 13, 2006.

MDC and MDH were organized to own, operate and manage a mortgage brokerage business.  During 2008 and 2007, the principle operations were in the State of Maryland.  MDC and MDH are hereafter referred to as “(the Company)”.

On January 15, 2007, the Company entered into a Stock Purchase and Share Exchange agreement (“The Agreement”) with MDC. MDH issued 27,515,000 shares of common stock to the shareholders of MDC.  The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost.  All share and per share amounts have been retroactively restated.

(C) Principles of Consolidation

The condensed consolidated unaudited financial statements include the accounts of MDH and its wholly-owned subsidiary, MDC from January 1, 2008 to March 31, 2008. All significant inter-company accounts and transactions have been eliminated in consolidation.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008
(UNAUDITED)

(D) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(E) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of March 31, 2008 and 2007, there were no common share equivalents outstanding.

(I) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, advances from stockholder and notes payable approximate fair value based on the short-term maturity of these instruments.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008
(UNAUDITED)

(J) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

(K) Advertising and Promotional Expense

Advertising and other product-related costs are charged to expense as incurred. Advertising expense for the three months March 31, 2008 and 2007 was $780 and $1,770, respectively.

(L) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008
(UNAUDITED)

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

NOTE 2	STOCKHOLDER LOAN

During January through March of 2008, the President of the Company loaned the Company $1,050 for operating expenses, and the Company repaid the President $1,900 of loans.   As March 31, 2008 the loan balance has been repaid in full.

During March 2008, two shareholders of the Company each loaned the Company $7,500.  The loans carry no stated interest, are unsecured, and due on demand.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008
(UNAUDITED)

NOTE 3	STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Cash

During January 2008, we completed a Regulation D Rule 506 offering in which we sold 84,600 post-forward split shares of Common Stock to 31 investors, at a post-forward split price per share of $0.0267.  We raised a total of $2,256.  Mr. Davis, as the sole officer and director and majority shareholder of the Company, arbitrarily determined the $0.40 offering price. This price was arbitrarily determined by Marshall Davis and was not determined by an aggregate value of the company. The aggregate value is difficult to value and the $0.40 purchase price was not based on the aggregate value of the company.

(B) Subscription Receivable

During November 2007, the Company sold an aggregate of 250 shares of common stock in exchange for subscriptions receivable totaling $100. During the month of February 2008, the Company collected the $100.

(C) Stock Issued for Services

On January 5, 2008, the Company issued 100,000 shares of common stock for legal services having a fair value of $40,000 based upon recent cash offering.

(D) In-kind contribution

For the period ended March 31, 2008, the president of the Company contributed office space with a fair value of $1,500 (See Note 4).

(E) Amended to the Articles of Incorporation

On January 28, 2008, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 10,000,000 preferred shares at a par value of $0.001 and 500,000,000 common shares at a par value of $0.001 per share.

(F) Stock Split effected in the form of a stock dividend

On January 30, 2008, the Company's Board of Directors declared a fifteen-for-one stock split to be effected in the form of a stock dividend.  The stock split was distributed on January 30, 2008 to shareholders of record as of January 30, 2008.  All basic and diluted loss per share, and average shares outstanding information have been adjusted to reflect the aforementioned stock dividend.

NOTE 4	RELATED PARTY TRANSACTIONS

For the period ended March 31, 2008, the president of the Company contributed office space with a fair value of $1,500 (See Note 3(D).

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008
(UNAUDITED)

At March 31, 2008, the Company received $1,050 and repaid $1,900 of stockholder loans by the president of the Company for working capital loans.  As of March 31, 2008, the loans were paid in full (See Note 2).

During March 2008, two shareholders of the Company each loaned the Company $7,500.  The loans carry no stated interest, are unsecured, and due on demand.

NOTE 5	GOING CONCERN

As reflected in the accompanying unaudited consolidated financial statements, the Company has a working capital and stockholders deficiency of $21,324, an accumulated deficit from inception of $ 510,239 and negative cash flows from operations of $14,235 during the quarter ended March 31, 2008.  This raises substantial doubt about its ability to continue as a going concern.   The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is evaluating whether to obtain additional loans or equity funding in order to implement its strategic plans and provide the opportunity for the Company to continue as a going concern.

MD Holdings Corporation

CONTENTS

PAGE	F-12	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-13	BALANCE SHEETS AS OF DECEMBER 31, 2007 (CONSOLIDATED) AND DECEMBER 31, 2006 (COMBINED)

PAGE	F-14	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2007 (CONSOLIDATED) AND DECEMBER 31, 2006 (COMBINED)

PAGE	F-15	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIENCY) FOR THE YEARS ENDED DECEMBER 31, 2007 (CONSOLIDATED) AND DECEMBER 31, 2006 (COMBINED)

PAGE	F-16	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2007 AND DECEMBER 31, 2006

PAGES	F-17 - F-22	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
MD Holdings Corp. and subsidiary

We have audited the accompanying balance sheets of MD Holdings Corp. and subsidiary as of December 31, 2007 (consolidated) and 2006(combined) and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years ended December 31, 2007 (consolidated) and 2006 (combined). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of MD Holdings Corp. and its subsidiary as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended December 31 , 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company had recurring losses from operations, a working capital and stockholders deficiency of $4,230, an accumulated deficit of $35,075 and used cash in operations of $7,033. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

March 22, 2008
Boynton Beach, Florida

MD Holdings, Corp. and Subsidiary
Consolidated Balance Sheets

ASSETS
	December 31, 2007 (Consolidated)	December 31, 2006 (Combined)

Current Assets
Cash	$3,144	$7,502
Accounts Receivable	-	3,387

Total Assets	$3,144	$10,889

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
Accounts payable	$6,484	$-
Payroll Liabilities	40	8,978
Stockholder Loans	850	-
Total Current Liabilities	7,374	8,978

Commitments and Contingencies	-	-

Stockholders' Equity (Deficiency)
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
No shares issued and outstanding	-
Common stock, $0.001 par value; 500,000,000 shares authorized,
24,275 and 22,025 shares issued and outstanding, respectively	24	22
Additional paid-in capital	30,921	14,023
Subscription Receivable	(100)	(1,025)
Accumulated Equity (Deficit)	(35,075)	(11,109)

Total Stockholders' Equity (Deficiency)	(4,230)	1,911

Total Liabilities and Stockholders' Equity (Deficiency)	$3,144	$10,889

See accompanying notes to financial statement

MD Holdings, Corp. and Subsidiary
Consolidated Statements of Operations

	For the Years Ended December 31,
	2007 (Consolidated)	2006 (Combined)

Revenue	$29,482	$109,884

Operating Expenses

Compensation	5,000	55,000
General and Administrative	8,871	28,473
Health Insurance	5,144	-
Marketing and Advertising	8,674	28,108
Professional Fees	19,759	-
Rent	6,000	6,000
Total Operating Expenses	53,448	117,581

Loss from Operations	(23,966)	(7,697)

Provision for Income Taxes	-	-

Net Loss	$(23,966)	$(7,697)

Net Loss Per Share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	412,728,945	375,097,222

See accompanying notes to financial statement

MD Holdings, Corp. and Subsidiary
Consolidated Statement of Changes Stockholders' Equity (Deficiency)

								Total
	Preferred stock		Common stock		Additional			Stockholder's
					paid-in	Accumulated	Subscription	Equity
	Shares	Amount	Shares	Amount	capital	Deficit	Receivable	(Deficiciency)

Balance, December 31, 2005	-	$-	20,000	$20	$6,000	$(3,412)	$-	$2,608

In-kind contribution	-	-	-	-	6,000	-	-	6,000

Common stock issued for cash	-	-	2,025	2	2,023		(1,025)	1,000

Net loss for the year ended December 31, 2006	-	-	-	-	-	(7,697)	-	(7,697)

Balance, December 31, 2006 (Combined)	-	-	22,025	22	14,023	(11,109)	(1,025)	1,911

In-kind contribution	-	-	-	-	16,000	-		16,000

Cash received for subscription agreement							1,025	1,025

Common stock issued for cash			2,250	2	898		(100)	800

Net loss for the year ended December 31, 2007	-	-	-	-	-	(23,966)	-	(23,966)

Balance, December 31, 2007 (Consolidated)	-	$-	24,275	$24	$30,921	$(35,075)	$(100)	$(4,230)

See accompanying notes to financial statement

MD Holdings, Corp. and Subsidiary
Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2007 (Consolidated)	2006 (Combined)

Cash Flows From Operating Activities:
Net Loss	$(23,966)	$(7,697)
Adjustments to reconcile net loss to net cash provided by (used in) operations
In-kind contribution	16,000	6,000
Changes in operating assets and liabilities:
Increase accounts payable	6,484	-
(Decrease) increase in payroll liabilities	(8,938)	8,978
(Increase) decrease in accounts receivable	3,387	(3,387)
Net Cash Provided By (Used In) Operating Activities	(7,033)	3,894

Cash Flows From Investing Activities:
	-	-
Net Cash Provided by Investing Activities	-	-

Cash Flows From Financing Activities:
Proceeds from stockholder loans	14,420	27,670
Repayment of stockholder loans	(13,570)	(27,670)
Stock issued for cash	1,825	1,000
Net Cash Provided by Financing Activities	2,675	1,000

Net Increase (Decrease) in Cash	(4,358)	4,894

Cash at Beginning of Year	7,502	2,608

Cash at End of Year	$3,144	$7,502

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Stock sold for subscription	$100	$1,025

See accompanying notes to financial statement

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

MD Mortgage Corporation (“MDC”) was incorporated under the laws of the State of Maryland on July 15, 1999.

MD Holdings, Corp. (“MDH”) was incorporated under the laws of the State of Nevada on December 13, 2006.

MDC and MDH were organized to own, operate and manage a mortgage brokerage business.  During 2007 and 2006, the principle operations were in the State of Maryland.  MDC and MDH are hereafter referred to as “(the Company)”.

On January 15, 2007, the Company entered into a Stock Purchase and Share Exchange agreement (“The Agreement”) with MDC. MDH issued 27,515,000 shares of common stock to the shareholders of MDC.  The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost from inception.  All share and per share amounts have been retroactively restated.

(C) Principles of Consolidation (Combination)

The combined financial statements include the accounts of MDH from December 13, 2006 (Inception) to December 31, 2006 and its wholly-owned subsidiary, MDC from the year ended December 31, 2006. The 2007 consolidated financial statements include the accounts of MDH and its wholly-owned subsidiary MDC.  All significant inter-company accounts and transactions have been eliminated in consolidation and combination.

(D) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(E) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2007, the Company has a net operating loss carryforward of approximately $7,299 available to offset future taxable income through 2027.  The valuation allowance at December 31, 2007 was $2,819. The net change in the valuation allowance for the year ended December 31, 2007 was an increase of $2,819.

For 2006, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income.  Instead, the stockholders are liable for individual income taxes on their respective share of the corporate income.  Income of the Company is passed through to the individual stockholders.  Accordingly, no provision for federal income taxes has been included for the year ended December 31, 2006.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of December 31, 2007 and 2006, there were no common share equivalents outstanding.

(I) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, advances from stockholder and notes payable approximate fair value based on the short-term maturity of these instruments.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

(J) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

(K) Advertising and Promotional Expense

Advertising and other product-related costs are charged to expense as incurred. Advertising expense was $8,674 in 2007 and $28,108 in 2006.

(L) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2     STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Cash

During 2006, the Company issued 2,025 shares of common stock for cash of $2,025.  The Company recorded cash of $1,000 and a subscription receivable of $1,025.

During October through December 2007, the Company issued 2,000 shares of common stock for cash of $800.

(B) Subscription Receivable

During November 2007, the Company sold an aggregate of 250 shares of common stock in exchange for subscriptions receivable totaling $100. During the month of February 2008, the Company collected the $100.

(C) In-kind contribution

During 2007 and 2006, the president of the Company contributed office space with a fair value of $6,000 during each of the year’s. (See Note 3).

For the year ended December 31, 2007, a shareholder of the Company contributed legal services with a fair value of $10,000 (See Note 3).

(D) Amended to the Articles of Incorporation

On January 28, 2008, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 10,000,000 preferred shares and 500,000,000 common shares at a par value of $0.001 per share, with class and series designations, voting rights, and relative rights and preferences to be determined by the Board of Directors of the Company from time to time (See Note 5(C).

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

(E) Stock Split effected in the form of a stock dividend

On January 30, 2008, the Company's Board of Directors declared a fifteen-for-one stock split to be effected in the form of a stock dividend.  The stock split was distributed on January 30, 2008 to shareholders of record as of January 30, 2008.  All basic and diluted loss per share and average shares outstanding information and all have been adjusted to reflect the aforementioned stock dividend.

NOTE 3      RELATED PARTY TRANSACTIONS

The president of the Company contributed office space with a fair value of $6,000 to the Company during each of the years ended December 31, 2007 and 2006(See Note 2(C ).

For the year ended December 31, 2007, a shareholder of the Company contributed legal services with a fair value of $10,000.

At December 31, 2007 and 2006, $850 and $0 was owed to the president of the Company for working capital loans.

NOTE 4      GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has a working capital and stockholders deficiency of $4,230, an accumulated deficit from inception of $35,075 and negative cash flows from operations of $7,033 during the year ended December 31, 2007.  This raises substantial doubt about its ability to continue as a going concern.   The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is evaluating whether to obtain additional loans or equity funding in order to implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5      SUBSEQUENT EVENTS

(A) Common Stock Issued for Cash

During January 2008 the Company entered into a stock purchase agreement to issue 5,640 shares common stock in the amount of $2,256.

MD HOLDINGS, CORP. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

(B) Common Stock Issued for Services

On January 5, 2008 the Company issued 100,000 shares of common stock for legal services having a fair value of $40,000 based upon recent cash offering.

(C) Amended to the Articles of Incorporation

On January 28, 2008, the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 10,000,000 preferred shares and 500,000,000 common shares at a par value of $0.001 per share.

(D) Stock Split effected in the form of a stock dividend

On January 30, 2008, the Company's Board of Directors declared a fifteen-for-one stock split to be effected in the form of a stock dividend.  The stock split was distributed on January 30, 2008 to shareholders of record as of January 30, 2008.  All basic and diluted loss per share, and average shares outstanding information and all have been adjusted to reflect the aforementioned stock dividend.

(E) Stockholder Loan

During January through March of 2008, the President of the Company loaned the Company $1,050 for operating expenses, and the Company repaid the President $1,900 of loans.

During March 2008, two shareholders of the Company each loaned the Company $7,500.  The loans carry no stated interest, are unsecured, and due on demand.

ITEM 23.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Webb & Company, P.A. audited the financial statements of MD Holdings Corp.  Since inception, we have had no changes in or disagreements with our accountants.

MD HOLDINGS CORP.

168,350 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.  MD Holdings and its control persons may be deemed underwriters in this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Nevada provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by Nevada Corporate Law. Our by-laws provide that we shall indemnify our authorized representatives to the fullest extent permitted by Nevada Corporate Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$0.18
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$15,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$25,000.18

All amounts are estimates other than the Commission’s registration fee.  We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

MD Holdings, Corp. was incorporated in the State of Nevada on December 13, 2006.  Pursuant to a Stock Purchase Agreement and Share Exchange entered into on January 15, 2007, MD Holdings Corp issued 27,515,000 shares to the shareholders of MD Mortgage Corporation in exchange for the acquisition of MD Mortgage Corporation as a wholly-owned subsidiary.  Specifically, MD Holdings Corp. issued 25,000,000 shares to Marshall Davis, 1,250,000 shares to Goldco Properties Limited Partnership*, 625,000 shares to Richard Anslow, 625,000 shares to Gregg Jaclin and 15,000 shares to Kristina Trauger.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.  On January 30, 2008, our directors and shareholders approved a 15-1 forward split of our outstanding common shares increasing the amount of shares owned by the founding shareholders to 412,725,000.

* Peter Goldstein is the principal of Goldco Properties Limited Partnership and he is also an affiliate of a registered broker/dealer, Grandview Capital Partners, Inc.

In January 2008, we completed a Regulation D Rule 506 offering in which we sold 7,890 shares of Common Stock to 31 investors, at a price per share of $.40 for an aggregate offering price of $3,156. On January 30, 2008, our directors and shareholders approved a 15-1 forward split of our outstanding common shares increasing the amount of shares owned by these investors to 118,350 and reducing the offering price to $0.0267 per share. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder Name	Post-Split Shares
Ann & David Davis	3,750
Rebecca Charkatz	3,750
David Scott Suffel	3,750
Jonathan Hackerman	3,750
Joseph Berman	3,750
Tony Polakoff	3,750
CFC Enterprises – Chris Schattall	5,850
Ryan Jolson	3,750
Robert T. Davis	3,750
Todd R. Chason	3,750
Robert R. Timken	3,750
Howard Scher	3,750
Creative Systems, Inc. – Morris Saks	3,750
Adam J. Goldstein	3,750
Jonathan Zemlak	3,750
Samuel Polakoff	3,750
Andrey Oks	3,750
Alison Amicone	3,750
Mark Supplee	3,750
Richard Smith	3,750
Brendan Callan	3,750
Daniel Totillo	3,750
Diane Renda	3,750
Mei Ling Sang	3,750
Denise Uniacke	3,750
Danielle Barritta	3,750
Chrissy Testa	3,750
Francene Testa	3,750
Mark Donoghue	3,750
Jeremy Stein	3,750
Patricia Townsend	3,750

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an ‘investment company’ within the meaning of the Federal Securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United Statesor any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in January 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. However, this offering may be deemed a primary offering and MD Holdings and its control persons may be deemed underwriters in the prospectus.  Other than the securities mentioned above, we have not issued or sold any securities.

On January 4, 2008, we issued Eric Stein 100,000 shares of common stock as consideration for services provided in connection with general corporate matters.  These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.  On January 30, 2008, our directors and shareholders approved a 15-1 forward split of our outstanding common shares increasing the amount of shares owned by Eric Stein to 1,500,000.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
3.3	Amendment to Articles of Incorporation Increasing the Authorized Shares to 500,000,000*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Share Exchange Agreement and Stock Purchase between MD Holdings Corp. and MD Mortgage Corp.*
23.1	Consent of Webb & Company, P.A.

*  Incorporated by reference to the Registration Statement filed on Form SB-2 on February 1, 2008

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec.230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

[Remainder of Page Left Blank]

[Signature page of S-1]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reisterstown, Maryland of the United States on July 23 , 2008.

By:	/s/Marshall Davis
Marshall Davis
Chief Executive Officer and Director and Principal Accounting Officer

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Marshall Davis, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/Marshall Davis	Chief Executive Officer, Chief Financial Officer, Director and Principal Accounting Officer
Marshall Davis

Dated: July 23 , 2008

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